SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

Artemis International Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29793	13-4023714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4041 MacArthur Blvd. Suite 401, Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

(949) 660-6500
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2005, Artemis International Solutions Corporation (the "Company") and Laurus Master Fund, Ltd ("Laurus") agreed to and executed a Waiver Letter and Amendment (“Letter Agreement” — see Exhibit 10.50.2 which is incorporated herein as reference).  Pursuant to the terms of the Letter Agreement, the Company received $2,850,000, net of fees of $150,000, in the form of a revolving credit advance (the "Advance") under the existing $5.0 million facility with Laurus. The Advance bears interest of one percent (1.00%) per month and becomes due January 1, 2006. The parties further agreed that the conversion price with respect to the next Minimum Borrowing Note (as defined in Amendment No. 1 to the Security Agreement, dated July 30, 2004) as may be issued after the date hereof shall be equal to the lesser of (i) $2.92 and (ii) 105% of the volume weighted average closing price for the Company’s Common Stock on the Principal Market, or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the five (5) trading days immediately prior to the $1,500,000 aggregation of such new Minimum Borrowing Note.

ITEM 9.01  Financial Statements and Exhibits.

(c)                        Exhibits

10.50.2                                     Waiver Letter and Amendment between the Company and Laurus Master Fund, Ltd., dated March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Artemis International Solutions Corporation

Date:	March 31, 2005	/s/ Robert S. Stefanovich
Robert S. Stefanovich, Chief Financial Officer (principal financial officer and chief accounting officer)